Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the StartEngine Tech Growth Fund and to the use of our report dated August 3, 2026 on the financial statements of the StartEngine Tech Growth Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 13, 2026